Exhibit 99.1

Tallgrass Energy Partners to Acquire Powder River Gathering System, Offering New Opportunities for Customers in the Region
LEAWOOD, Kan.-(BUSINESS WIRE)-Tallgrass Energy Partners, LP (NYSE:TEP) today announced that through its subsidiary Tallgrass Midstream, LLC (“TMID”) it has entered into an agreement to acquire DCP Midstream’s Douglas natural gas gathering system in the Powder River Basin for approximately $128 million. The Douglas gathering system encompasses approximately 1,500 miles of gathering lines across four counties in Wyoming and is the primary gathering system for TMID’s Douglas processing plant. The transaction is expected to close on or before the end of the second quarter.
“This is a strategic acquisition that complements our existing assets in the region,” said Tallgrass Chief Commercial Officer Matt Sheehy. “The Douglas gathering system was originally designed to deliver gas to TMID’s Douglas processing facility but was sold separately 15 years ago. We view this recombination as strategically important for our processing activities in the Powder River Basin.”
Tallgrass Energy Partners recently acquired a water disposal facility in the Powder River Basin, through its BNN Water Solutions subsidiary. “These two acquisitions are important components in our total basin strategy in the Powder,” Sheehy added. “The gathering system, when combined with our Casper and Douglas processing facilities, the residue lines feeding Tallgrass Interstate Gas Transmission, access to our water business services and assets and overall proximity to Pony Express, allows Tallgrass to offer a cost-effective one-stop-midstream-shop for producers in the Powder River Basin.”
The transaction has been approved by appropriate governing bodies of both companies, but remains subject to satisfaction of specified closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Ron Happach Hired as General Manager of Tallgrass Midstream
TEP also announced that Ron Happach has joined the company as General Manager of Tallgrass Midstream to bring a renewed emphasis on its gathering and processing activities. “Ron is an established industry leader and will bring a focused approach to our business strategy in the Powder River Basin,” said Tallgrass Chief Operating Officer Bill Moler. “Ron and I have worked together for many years throughout our careers, and I have a high degree of confidence in his ability to meaningfully grow our TMID business line.”
Before joining Tallgrass, Happach was the Chief Operating Officer of Millennium Pipeline. He has a distinguished career in the oil and gas industry, having served in a variety of roles including operations and business development for Inergy, LP and Kinder Morgan, Inc.
About Tallgrass Energy Partners, LP
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the satisfaction of the conditions to closing the proposed transaction with DCP Midstream in the anticipated timeframe or at all, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and whether TEP will be able to be a “one-stop-midstream-shop” to fulfill all midstream needs on a cost-effective basis for producers in the Powder River Basin. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com